UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 11, 2008


                            COMVERSE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


            NEW YORK                                              13-3238402
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


             810 SEVENTH AVENUE
             NEW YORK, NEW YORK                                    10019
   (Address of principal executive offices)                       (Zip Code)


        Registrant's telephone number, including area code: 212-739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE.

         Comverse, Inc., a subsidiary of Comverse Technology, Inc. ("Comverse"), will be participating at the Mobile World Congress in Barcelona, Spain during the week of February 11, 2008 and, on February 12, 13 and 14, plans to conduct meetings with customers, investors and analysts. During such meetings, it expects to communicate information regarding business conditions at Comverse, Inc., including the following preliminary observations on its recently-completed fiscal 2007 fourth quarter:

      o Comverse, Inc. achieved strong gross bookings (aggregate revenue expected to be recognized over the term of the contracts signed during the quarter) in the fourth quarter of fiscal 2007, ended January 31, 2008.

      o Comverse is building a plan that is expected to lead to continued business performance improvement in fiscal 2008.

      o Comverse, Inc. ended the fourth quarter of fiscal 2007 with strong cash generation.

      o Comverse recently announced success at Alltel, MTS, and several other customers, and has recently had successes at tier-one carriers that have not been publicly announced.

      o Comverse has achieved competitive displacements in a number of accounts in both messaging and billing.

      o Comverse Inc.'s wireless network operator customers together now serve more than 2 billion subscribers worldwide.

      o New product areas and growth opportunities are emerging in next-generation Visual Voicemail, Enhanced Messaging, Converged Billing, and through the recent launch of the new Mobile Advertising Solution.

      o     Comverse is the market leader in visual voicemail customer wins.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COMVERSE TECHNOLOGY, INC.


Date:  February 11, 2008                    By:   /s/  Cynthia Shereda
                                                 -------------------------------
                                            Name:   Cynthia Shereda
                                            Title:  Executive Vice President and
                                                    General Counsel






















                                       3